EXHIBIT 99.1

Mawson Infrastructure Group Announces Several Recent New Hires to Further Drive Transformation and Growth Initiatives

Expansion of Capabilities across AI, HPC, Third-Party Managed Sites, Corporate Functions

MIDLAND, Pa., July 17, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson,” or “the Company”), a publicly traded digital infrastructure company, today announced several recent new hires to drive its overall growth initiatives, including expanding strategic partnerships and broadening the range of new business and ecosystem opportunities.

Rahul Mewawalla, CEO and President of Mawson, commented, “Our industry and company is in an exciting phase of transformation and growth. Digital infrastructure to fulfill the growing demand for compute resources is becoming an increasingly valuable business, and there is now a collective global goal to enhance and optimize digital infrastructure for computing capabilities. We are delighted to welcome several new highly talented and innovative individuals to our organization, as we continue to expand our capabilities and resources to build upon our growth opportunities ahead.”

Max Franklin has joined Mawson as Director of Strategic Partnerships and Sales to help expand the Company’s business across AI (Artificial Intelligence), HPC (High- Performance Computing), Bitcoin co-location services, along with third-party managed sites business. Mr. Franklin previously was with Hut 8, Blockchain.com, Standard Power, and other advanced technology companies.

Annie Bass has joined Mawson as Director of Finance and expands Mawson’s strategic financial capabilities. Ms. Bass previously was with Minca Technologies, Orion Group, TechnipFMC and Kellogg Brown & Root amongst others. She is a Certified Public Accountant.

Adam Yaeger has joined Mawson as Senior Corporate Counsel and expands Mawson’s commercial, transactional, and risk management capabilities. Mr. Yaeger previously was involved with several firms including King & Spalding, Cravath Swaine & Moore, and was a Partner at Bohrer PLLC in New York. He also served as an extern with the U.S. Attorney’s Office in the Northern District of Georgia.

Stephanie Massingill has joined Mawson as Director of Finance and expands Mawson’s operational financial capabilities. Ms. Massingill previously was with Luminex and Pattern Energy amongst several other growth-oriented companies.

Jonathan Sites has joined Mawson as Director of Human Resources to advance Mawson’s recruiting, talent acquisition, and people operations activities. Mr. Sites previously was with WaterTectonics, De-El Enterprises and other engineering companies.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is building the next generation digital infrastructure platform. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy, including the growth of compute resources, bitcoin network, digital assets and other high-performance computing solutions using a carbon-free energy approach. To learn more, visit https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 21, 2023, November 13, 2023, May 15, 2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit:
Website: https://www.mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
LinkedIn: https://www.linkedin.com/company/mawsoninc/
Facebook: Mawson Inc | Pittsburgh PA | Facebook

Investor Contact:
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Media Contact:
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